FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


       Date of Report (Date of earliest event reported): September 6, 2004



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437




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Item 2.01         Completion of Acquisition or Disposition of Assets

                  On April 30, 2003, The Hartcourt Companies, Inc., a Utah Corporation (the "Registrant"), signed sale and purchase agreements ("S&P agreements") to acquire a 45% equity interest in Guangdong NewHuaSun Computer Co. Ltd. ("NewHuaSun"), for a total consideration of $3,304,597. In addition, the registrant obtained 10% equity voting rights through proxy statements from one of NewHuaSun's shareholder.

                  On September 6, 2004, the Registrant, signed an agreement to sell 45% equity interest in NewHuaSun to ShenZhen Raiser Industrial and Development Co., Ltd., a Company registered in Shenzhen, the PRC. The disposal price is US$3,403,150. After the disposal, Hartcourt will not hold any equity interest in NewHuaSun. The 10% equity voting rights are returned to the original shareholder.




                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE HARTCOURT COMPANIES INC.



Dated: September 6, 2004                  By: /s/ Carrie Hartwick
                                          -----------------------
                                          Carrie Hartwick
                                          Chief Executive Officer